UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2006

COMPUTER HORIZONS CORP.

(Exact name of registrant as specified in charter)

New York	0-7282	13-2638902

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Old Bloomfield Avenue, Mountain Lakes, NJ		07046-1495

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 299-4000

(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          On April 11, 2006, Michael Shea, Vice President and Chief Financial Officer of Computer Horizons Corp. (the “Company”), resigned from his positions, effective April 28, 2006.

          Barbara Moss, age 53, has been appointed Chief Financial Officer, effective April 28, 2006.  Ms. Moss joined the Company in March 2004 as Director of Internal Audit.  She reported to Mr. Shea and to the Board of Directors where she participated with the Audit Committee.  Immediately prior to joining the Company she was the Vice President, Client Services of i2 Technologies.  Ms. Moss has a MBA in finance from Bernard Baruch College.

          Ms. Moss does not have any family relationships with any of the directors, executive officers of the Company or any people nominated or chosen by the Company to become a director or executive officer.

          On April 17, 2006, the Company issued a press release announcing Mr. Shea’s resignation, and the appointment of Ms. Moss as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01          Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Computer Horizons Corp. Press Release dated April 17, 2006

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER HORIZONS CORP.

(Registrant)

Date: April 17, 2006
	By:	/s/ Dennis J. Conroy

Dennis J. Conroy
President and Chief Executive Officer